Digital Turbine Reports Fiscal 2018 First Quarter Results
Total Revenue of $26.1 Million Fueled by O&O Revenue Growth of 118%
Company Achieved Profitability Milestone Driven by Strong Advertiser Demand for Ignite

Austin, TX – August 7, 2017 – Digital Turbine, Inc. (Nasdaq: APPS), the Company empowering operators and Original Equipment Manufacturers (“OEMs”) around the globe with end-to-end mobile solutions, announced financial results for the fiscal first quarter ended June 30, 2017.

Recent Highlights:

•
Fiscal first quarter revenue totaled $26.1 million, representing 17% sequential growth and 9% growth versus the fiscal first quarter of 2017. Operators & OEMs (“O&O”) revenue of $15.2 million in the fiscal first quarter of 2018 was up 31% sequentially and up 118% versus the prior year period. The sequential growth in O&O revenue was primarily driven by healthy consumer demand for the newly launched Samsung Galaxy S8, along with strong advertiser demand for homescreen placement on the S8 and other devices during the quarter.

•	GAAP net loss for fiscal first quarter was $4.2 million, or ($0.06) per share. Non-GAAP adjusted net loss[1] was $0.9 million, or ($0.01) per share.

•
Non-GAAP Adjusted EBITDA[2] during the fiscal first quarter was $0.2 million, as compared to a loss of $0.7 million in the preceding quarter and a loss of $3.1 million in prior year period, with improvement driven primarily by the combination of higher revenues and gross profit in the O&O business and effective expense controls during the quarter.

•
GAAP gross margin increased to 25% during the fiscal first quarter, up from the 17% reported in the fiscal fourth quarter of 2017; Non-GAAP adjusted gross margin[3] was 28% in the fiscal first quarter, unchanged from the 28% reported in the fiscal fourth quarter of 2017.

•
Content revenue of $7.9 million in the fiscal first quarter increased 10% sequentially, as DT Pay revenue continued its rebound following volatility associated with the implementation of new policies and regulations in the Australian market during the second half of 2016.

Digital Turbine Reports Fiscal 2018 First Quarter Results
August 7, 2017

•
The Company had $6.3 million in cash & cash equivalents as of June 30, 2017. As a reminder, on May 23, 2017, the Company entered into a credit agreement with Western Alliance Bank for a $5 million secured credit facility to further bolster its balance sheet and provide additional means with which to support working capital and fund growth initiatives going forward. The Company had $1.9 million in short-term debt outstanding as of June 30, 2017.

“Fiscal 2018 is off to a great start for Digital Turbine,” said Bill Stone, CEO. “The June quarter marked an important milestone, as we achieved our first profitable quarter in the history of the company on a non-GAAP adjusted EBITDA basis, fueled primarily by 118% year-over-year revenue growth in our O&O business and the continued realization of operating expense efficiencies during the quarter. O&O revenue growth was once again driven by strong advertiser demand for a strategic presence on the homescreen of mobile devices. We achieved markedly higher revenue-per-slot on the S8 devices with our largest North American carrier partners than on the S7 devices at the same time last year. Additionally, we are making noteworthy progress with more recently-added carrier partners, such as AT&T and America Movil, with whom we have meaningfully increased the number of phones and slots available to our advertiser ecosystem in recent months. Finally, I remain encouraged by the pipeline of new partners that we expect to begin to add to the Ignite platform in the next few quarters. Achieving scale is an important goal for every platform business, and I believe that our Ignite platform has now achieved the critical scale necessary to empower a sustainably profitable business.”

Mr. Stone concluded, “I am extremely pleased with the recent progress that we have made as an organization. Operationally, we have worked diligently with our partners to dramatically improve our overall execution and develop an array of new products and services designed to expand our addressable market opportunity while enhancing the end-user experience. With this in mind, I expect that we will continue to grow our O&O revenues with both new and existing Ignite partners, as we introduce new devices to the market, work to ramp new carrier and OEM partners, recruit additional advertisers to the platform, and prepare for the commercial launch of promising new growth initiatives such as ‘Ignite Delivers’. Over the same time period, we carefully re-allocated internal resources and imposed disciplined expense controls in order to expedite profitability in the near-term and optimize our return on investment over the longer-term. We also secured additional access to capital via our recently added credit facility to better support working capital and help fund future business initiatives. By virtue of these collaborative efforts, we have emerged a stronger company today than ever before, and I am extremely excited about the prospects for Digital Turbine as we look ahead to the remainder of fiscal 2018.”

Digital Turbine Reports Fiscal 2018 First Quarter Results
August 7, 2017

Fiscal 2018 First Quarter Financial Results

Total revenue for the fiscal first quarter of 2018 was $26.1 million, representing an increase of 17% sequentially and 9% year-over-year. Advertising segment revenue of $18.2 million increased 20% sequentially and increased 42% year-over-year. The Company further divides its Advertising segment revenues into two components – Operators & OEMs (“O&O”) and Advertisers & Publishers (“A&P”) – in order to better reflect the entities with whom it partners. O&O revenue of $15.2 million during the fiscal first quarter was up 31% sequentially and 118% year-over-year. Year-over-year growth in the O&O business was attributable to incremental contributions from pre-existing partners as well as new carrier and OEM partners added to the Ignite platform over the preceding 12 months.

A&P revenue of $3.0 million declined 16% sequentially and 48% year-over-year. This decline once again stems from an ongoing industry-wide shift in advertiser budget allocation toward programmatic and RTB systems away from legacy business development deals. In response to this shift, the Company enacted a plan in late 2016/early 2017 to more efficiently re-align resources and right-size the A&P business in order to achieve profitability at lower revenue levels going forward.

Content revenue of $7.9 million increased 10% sequentially and declined 29% year-over-year. The continuing rebound in Content revenues during the quarter was largely reflective of revenue growth for DT Pay with Australian carrier partners, as content providers have now adjusted to the imposition of new policies and regulations set in place last year. Additionally, the Company continues to move forward with new signed contracts and implementations in India, Singapore, Pakistan and the Philippines.

GAAP gross margin was 25% for the fiscal first quarter of fiscal 2018, as compared to the 17% GAAP gross margin for the fiscal fourth quarter of 2017. Non-GAAP adjusted gross margin3 was 28% for the fiscal first quarter of 2018, unchanged from the fiscal fourth quarter of 2017. The flat non-GAAP gross margin, despite 17% sequential growth in revenues, was driven by a mix shift within the O&O business during the quarter, as a majority of the sequential growth was derived via our largest, lower-margin North American carrier partners. The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations and Comprehensive Loss below.

Net loss for the first quarter of fiscal 2018 was $4.2 million, or ($0.06) per share, as compared to the net loss for the fiscal fourth quarter of 2017 of $6.9 million, or ($0.10) per share. Non-GAAP adjusted net loss1 was $0.9 million, or ($0.01) per share, in the fiscal first quarter of 2018, as compared to a net loss of $1.4 million, or ($0.02) per share, in the fiscal fourth quarter of 2017.

Digital Turbine Reports Fiscal 2018 First Quarter Results
August 7, 2017

Non-GAAP adjusted EBITDA2 for the first quarter of fiscal 2018 was $0.2 million, as compared to a Non-GAAP adjusted EBITDA loss of $0.7 million for the fiscal fourth quarter of 2017. Non-GAAP adjusted EBITDA profitability was achieved primarily via the combination of strong revenue growth in the O&O business and effective expense management during the quarter. Please see ‘Use of Non-GAAP Measures’ at the end of this press release for the definition of Non-GAAP adjusted EBITDA and a reconciliation to GAAP net loss.

Business Outlook

Based on information available as of August 7, 2017, the Company expects fiscal second quarter 2018 revenue of approximately $27 million, along with further sequential improvement in non-GAAP adjusted EBITDA2. The Company expects to generate positive non-GAAP adjusted EBITDA2 for the full year fiscal 2018.

About Digital Turbine, Inc.
Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, device OEMs, app advertisers and publishers, that enable efficient user acquisition, app management and monetization opportunities. The company's products include Ignite™, a mobile device management solution with targeted app distribution capabilities, Discover™, a customized user experience and app discovery tool, Marketplace™, an application and content store, and Pay™, a content management and mobile payment solution. Digital Turbine Media encompasses a leading independent user acquisition network as well as an advertiser solution for unique and exclusive carrier inventory. Digital Turbine has delivered more than 150 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 20 global operators. The company is headquartered in Austin, Texas, with global offices in Durham, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com or connect with Digital Turbine on Twitter at @DigitalTurbine.
www.digitalturbine.com
Conference Call
Management will host a conference call today at 4:30 p.m. ET to discuss its first quarter financial results and provide operational updates on existing business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through August 14, 2017. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10110991.

Digital Turbine Reports Fiscal 2018 First Quarter Results
August 7, 2017

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures
To supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit, non-GAAP gross margin, non-GAAP adjusted EBITDA, and Non-GAAP adjusted net income and EPS. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

1Non-GAAP adjusted net income and EPS are defined as GAAP net income and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, and changes in the fair value of derivatives and warrants related to the September 2016 convertible notes offering. Readers are cautioned that Non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

2Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of derivatives and warrants that are recorded related to the September 2016 convertible notes offering, other income / (expense), impairment of intangible assets, loss on disposal of fixed assets, and loss on extinguishment of debt. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

3Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense, impairment of

Digital Turbine Reports Fiscal 2018 First Quarter Results
August 7, 2017

intangible assets, and depreciation of software. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin, adjusted EBITDA, and Non-GAAP adjusted net income and EPS are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)

•	actual mobile device sales and sell-through where Ignite is deployed is out of our control

•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners

•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite

•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control

•	risks associated with fluctuations in the number of Ignite slots across US carrier partners

•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement

•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales

•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale

•	customer adoption that either we or the market may expect

Digital Turbine Reports Fiscal 2018 First Quarter Results
August 7, 2017

•	risks associated with the level of our secured and unsecured indebtedness

•	ability to comply with financial covenants in outstanding indebtedness

•	the difficulty of extrapolating monthly demand to quarterly demand

•
the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)

•
challenges to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA (and Adjusted EBITDA) and free cash flow conversion from the Appia merger

•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar

•	ability as a smaller Company to manage international operations

•
varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products

•	changes in economic conditions and market demand

•	rapid and complex changes occurring in the mobile marketplace

•	pricing and other activities by competitors

•	pricing risks associated with potential commoditization of the A&P business as competition increases and new technologies, in particular Real Time Bidding, add pricing pressure

•
developing RTB for A&P to the level required to compete in the increasingly important programmatic bidding area will require additional investment that, given the Company’s limited resources, may not be available in the time or on the terms necessary

•
derivative and warrant liabilities on our balance sheet will fluctuate as our stock price moves and will also produce changes in our income statement; these fluctuations and changes might materially impact our reported GAAP financials in an adverse manner, particularly if our stock price were to rise

•
technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and

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other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements.  The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Digital Turbine Reports Fiscal 2018 First Quarter Results
August 7, 2017

Investor Relations Contacts:
Brian Bartholomew
Digital Turbine
brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.

Digital Turbine Reports Fiscal 2018 First Quarter Results
August 7, 2017

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended
	June 30, 2017	June 30, 2016
	(Unaudited)	(Unaudited)
Net revenues	$26,120	$24,039
Cost of revenues
License fees and revenue share	18,881	19,224
Other direct cost of revenues	623	1,880
Total cost of revenues	19,504	21,104
Gross profit	6,616	2,935
Operating expenses
Product development	2,758	2,835
Sales and marketing	1,558	1,444
General and administrative	3,824	5,105
Total operating expenses	8,140	9,384
Loss from operations	(1,524)	(6,449)
Interest and other income / (expense), net
Interest expense, net	(707)	(682)
Foreign exchange transaction loss	(144)	(3)
Change in fair value of convertible note embedded derivative liability	(1,308)	—
Change in fair value of warrant liability	(464)	—
Other income	3	18
Total interest and other income / (expense), net	(2,620)	(667)
Loss from operations before income taxes	(4,144)	(7,116)
Income tax provision / (benefit)	31	296
Net loss	$(4,175)	$(7,412)

Other comprehensive income / (loss):
Foreign currency translation adjustment	(8)	27
Comprehensive loss:	$(4,183)	$(7,385)

Basic and diluted net loss per common share	$(0.06)	$(0.11)
Weighted average common shares outstanding, basic and diluted	66,599	66,286

Digital Turbine Reports Fiscal 2018 First Quarter Results
August 7, 2017

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except par value and share amounts)

	June 30, 2017	March 31, 2017
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$6,302	$6,149
Restricted cash	331	331
Accounts receivable, net of allowances of $671 and $597, respectively	20,136	16,554
Deposits	121	121
Prepaid expenses and other current assets	582	510
Total current assets	27,472	23,665
Property and equipment, net	2,453	2,377
Cost method investment	—	—
Deferred tax assets	352	352
Intangible assets, net	3,975	4,565
Goodwill	76,621	76,621
TOTAL ASSETS	$110,873	$107,580
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$20,263	$19,868
Accrued license fees and revenue share	9,952	8,529
Accrued compensation	1,267	1,073
Short-term debt, net of debt issuance costs and discounts of $307 and $0, respectively	1,943	—
Other current liabilities	1,773	1,304
Total current liabilities	35,198	30,774
Convertible notes, net of debt issuance costs and discounts of $5,975 and $6,315, respectively	10,025	9,685
Convertible note embedded derivative liability	4,526	3,218
Warrant liability	1,540	1,076
Other non-current liabilities	849	782
Total liabilities	52,138	45,535
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 67,342,084 issued and 66,607,628 outstanding at June 30, 2017; 67,329,262 issued and 66,594,807 outstanding at March 31, 2017	8	8
Additional paid-in capital	300,453	299,580
Treasury stock (754,599 shares at March 31, 2017 and March 31, 2016)	(71)	(71)
Accumulated other comprehensive loss	(329)	(321)
Accumulated deficit	(241,426)	(237,251)
Total stockholders' equity	58,735	62,045
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$110,873	$107,580

Digital Turbine Reports Fiscal 2018 First Quarter Results
August 7, 2017

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(in thousands)

	3 Months Ended	3 Months Ended
	June 30, 2017	June 30, 2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(4,175)	$(7,412)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	888	2,094
Change in allowance for doubtful accounts	75	(109)
Amortization of debt discount and debt issuance costs	353	342
Accrued interest	344	1
Stock-based compensation	788	1,223
Stock-based compensation for services rendered	76	80
Change in fair value of convertible note embedded derivative liability	1,308	—
Change in fair value of warrant liability	464	—
(Increase)/decrease in assets:
Accounts receivable	(3,656)	1,980
Deposits	—	66
Prepaid expenses and other current assets	(72)	89
Increase/(decrease) in liabilities:
Accounts payable	395	(169)
Accrued license fees and revenue share	1,423	419
Accrued compensation	194	(72)
Other current liabilities	124	372
Other non-current liabilities	67	—
Net cash used in operating activities	(1,404)	(1,096)

Cash flows from investing activities
Capital expenditures	(374)	(472)
Net cash used in investing activities	(374)	(472)

Cash flows from financing activities
Issuance/(repayment) of debt obligations	2,250	—
Payment of debt issuance costs	(320)	(280)
Options exercised	9	2
Net cash provided in financing activities	1,939	(278)

Effect of exchange rate changes on cash and cash equivalents	(8)	27

Net change in cash and cash equivalents	153	(1,819)

Cash and cash equivalents, beginning of period	6,149	11,231

Cash and cash equivalents, end of period	$6,302	$9,412

Digital Turbine Reports Fiscal 2018 First Quarter Results
August 7, 2017

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(in thousands)

	3 Months Ended	3 Months Ended
	June 30, 2017	March 31, 2017
	(Unaudited)	(Unaudited)
Revenue	$26,120	$22,397
Gross profit	$6,616	$3,907
Gross margin percentage	25%	17%
Add back items:
Amortization of intangibles	$590	$1,528
Impairment of intangible assets	—	757
Depreciation of software	33	13
Non-GAAP gross profit	$7,239	$6,205
Non-GAAP gross margin percentage	28%	28%

GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	3 Months Ended	3 Months Ended
	June 30, 2017	March 31, 2017
	(Unaudited)	(Unaudited)
Net Loss	$(4,175)	$(6,925)
Add back items:
Stock and stock option compensation	864	535
Amortization of intangibles	590	1,528
Impairment of intangible assets	—	757
Depreciation expense	298	317
Interest expense, net	707	599
Other expense / (income)	(3)	102
Change in fair value of convertible note embedded derivative liability	1,308	1,948
Change in fair value of warrant liability	464	650
Foreign exchange transaction loss	144	75
Income tax provision / (benefit)	31	(303)
Non-GAAP Adjusted EBITDA	$228	$(717)

GAAP NET LOSS TO NON-GAAP ADJUSTED NET LOSS

(in thousands)

	3 Months Ended	3 Months Ended
	June 30, 2017	March 31, 2017
	(Unaudited)	(Unaudited)
Net Loss	$(4,175)	$(6,925)
Add back items:
Stock and stock option compensation	864	535
Amortization and impairment of intangibles	590	2,285
Change in fair value of convertible note embedded derivative and warrant liability	1,772	2,598
Non-GAAP Adjusted Net Loss	$(949)	$(1,507)

Non-GAAP Adusted Net Loss per share	$(0.01)	$(0.02)
Weighted average common shares outstanding, basic and diluted	66,599	66,595